Exhibit 107

Calculation of Filing Fee Tables

S-1

(Form Type)

Lucy Scientific Discovery Inc.

(Exact Name of Registrant as Specified in its Charter)

Registrant Name in English, if applicable

(Translation of Registrant’s Name into English)

Table 1-Newly Registered Securities

Security Type	Security Class Title	Fee Calculation Rule or Instruction	Maximum Aggregate Offering Price (1)(2)	Fee Rate	Amount of Registration Fee
Equity	Common shares, no par value	Rule 457(o)	$9,200,000	$0.0001102	$1,014
Total Offering Amounts			$9,200,000		$1,014
Total Fees Previously Paid					$3,800.70
Total Fee Offsets					$0
Net Fee Due					$0

1)	Includes the aggregate offering price of additional shares of common stock that the underwriters have the option to purchase.

2)	Pursuant to Rule 416 under the Securities Act the common shares registered hereby also include an indeterminate number of common shares as may from time to time become issuable by reason of stock splits, stock dividends, recapitalizations or other similar transactions.